UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On May 24, 2018, NRG Energy, Inc. (“NRG”) completed the sale of $575 million aggregate principal amount of 2.75% convertible senior notes due 2048 (the “Senior Notes”) pursuant to the terms of the purchase agreement, dated May 21, 2018 (the “Purchase Agreement”), among NRG, the guarantors named therein (the “Guarantors”), and the initial purchasers named therein (the “Initial Purchasers”).  Pursuant to the Purchase Agreement, the Initial Purchasers exercised their option to purchase an additional $75,000,000 aggregate principal amount of the Senior Notes. The Senior Notes were issued under an Indenture, dated May 24, 2018 (the “Indenture”), among NRG, the Guarantors and Delaware Trust Company, as trustee (the “Trustee”).  Interest is payable on the Senior Notes on June 1 and December 1 of each year beginning on December 1, 2018 until their maturity date of June 1, 2048, unless earlier repurchased or converted in accordance with their terms.

The Senior Notes will be convertible, under certain circumstances, into cash, shares of NRG’s common stock, par value $0.01 per share (“common stock”) or a combination thereof at NRG’s election. The initial conversion rate will be 20.9479 shares of NRG’s common stock per $1,000 principal amount of Senior Notes (representing an initial conversion price of approximately $47.74 per share of common stock), subject to customary adjustments.

Noteholders may convert their Senior Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2018, if the last reported sale price per share of NRG’s common stock, exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Senior Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of NRG’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on NRG’s common stock; (4) if NRG calls such Senior Notes for redemption; and (5) at any time (i) from, and including, December 1, 2024 until the close of business on the second scheduled trading day immediately before June 1, 2025; and (ii) from, and including, December 1, 2047 until the close of business on the second scheduled trading day immediately before the maturity date. If a “make-whole fundamental change” (as defined in the Indenture) occurs on or before June 1, 2025, then NRG will in certain circumstances increase the conversion rate for a specified period of time.

NRG will have the option to redeem the Senior Notes, in whole or in part, at any time, on or after June 1, 2025, at a cash redemption price equal to the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest. Unless NRG has previously called all outstanding Senior Notes for redemption, holders of the Senior Notes may require NRG to repurchase their Senior Notes on each of September 1, 2025, June 1, 2033 and June 1, 2040, at a cash repurchase price equal to the principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest. In addition, if certain corporate events that constitute a “fundamental change” (as defined in the Indenture) occur before the Senior Notes mature, then holders of the Senior Notes may require NRG to repurchase their Senior Notes at a cash repurchase price equal to the principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest.

The terms of the Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against NRG and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified in the Indenture, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

The Senior Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the

United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Current Report on Form 8-K (this “Current Report”) and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified by reference to the Indenture and the form of Senior Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the form of Senior Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01.   Other Events.

On May 21, 2018, NRG issued a press release announcing its proposed offering of the Senior Notes (the “Offering”). A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on May 21, 2018, NRG issued a press release announcing the pricing of the Senior Notes to be issued and sold pursuant to the Offering. A copy of the press release announcing the pricing of the Senior Notes to be issued and sold pursuant to the Offering is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Document

4.1	Indenture, dated May 24, 2018, among NRG Energy, Inc., the guarantors named therein and Delaware Trust Company, as trustee.

4.2	Form of 2.75% Convertible Senior Notes due 2048 (incorporated by reference to Exhibit 4.1 filed herewith).

99.1	Press Release, dated May 21, 2018, accouncing the Offering.

99.2	Press Release, dated May 21, 2018, announcing pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 25, 2018		NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary